Current Report Form 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)          (i) On January 24, 2002, Mann Frankfort Stein & Lipp CPA’s, LLP of Houston, Texas (MFSL) advised CytoGenix, Inc., (the “Company”) that it is resigning and would no longer serve as the Company’s independent accountant. MFSL has issued no reports on the financial statements of the Company for any period subsequent to December 31, 2000.

(ii) The report of MFSL on the Company’s financial statements for the fiscal year ended December 31, 2000 contains a modification for a going concern uncertainty. MFSL issued no reports on the financial statements of the Company for any period prior to December 31, 2000.

(iii) The decision to change independent auditors was approved by the Board of Directors

(iv) The Company has not had any disagreements with MFSL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MFSL, would have caused them to make reference thereto in their report on the financial statements of the Company.

(v) The Company has requested that MFSL furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

(b)         The Company has not yet engaged a new independent auditor.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit 1    Auditor Letter

CytoGenix, Inc.

By: /s/Malcolm Skolnick

Date: January 31, 2002